Exhibit 10.3

New Collaboration Compound Supplement to the Collaboration Agreement

by and between

EPIRUS SWITZERLAND GmbH

and

LIVZON MABPHARM INC.

This New Collaboration Compound Supplement (this “Supplement”), dated as of September 24th , 2015 (the “Supplement Effective Date”), to the Collaboration Agreement (as defined below), by and between EPIRUS SWITZERLAND GmbH, a Swiss corporation, having its principal place of business at General Guisan-Strasse 6, 6303, Zug, Switzerland (“Epirus”), and LIVZON MABPHARM INC., a company organized and existed under the laws of China with legal address at No. 38 Chuangye North Road, Jinwan,  Zhuhai, Guangdong, China 519090 (“Livzon”).  Epirus and Livzon are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Epirus and Livzon are parties to the Exclusive License and Collaboration Agreement dated September 24, 2014 (the “Collaboration Agreement”; capitalized terms defined in the Collaboration Agreement shall have the same meanings when used in this Supplement), pursuant to which Epirus and Livzon have agreed to jointly develop and commercialize up to five (5) Collaboration Compounds, to be jointly selected, on the terms and conditions stated therein.

WHEREAS, the Parties desire to add Epirus’ proprietary product, BOW070 (tocilizumab), a biosimilar version of ActemraTM, an immunosuppressive drug for the treatment of rheumatoid arthritis, polyarticular arthritis and systemic juvenile idiopathic arthritis (“BOW070”), as a New Collaboration Compound to the Collaboration Agreement, on the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Addition of New Collaboration Compound.    Effective as of the Supplement Effective Date, the Parties hereby designate BOW070 to be a New Collaboration Compound under the Collaboration Agreement, as supplemented by the terms and conditions specified in this Supplement.

2. Development and Commercialization Terms and Conditions for BOW070.

a. Initial Product Development Plan.  The initial Product Development Plan for BOW070 through Pre-Clinical Development is attached hereto as Exhibit A, with the allocation of specific responsibilities between the Parties as indicated thereon.  The Parties, through their respective designees on the JSC, shall update the Product Development Plan to address the allocation of key activities, additional responsibilities of each Party and timelines for the further Development of BOW070 in accordance with the terms and conditions set forth in the Collaboration Agreement.  The JSC may also determine the [***], as described in Section 4.5.2(a) of the Collaboration Agreement. For clarity, as part of its responsibility in carrying out the Pre-Clinical Development under the initial Product Development Plan, Livzon shall be solely responsible for initiating the Product Development Plan and in addition shall be solely responsible

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for the innovator analysis, drug substance process development, characterization work, bioassay, formulation development, [***], and one batch of GMP drug substance material suitable for global Clinical Trial therein.  Notwithstanding the foregoing, tasks associated with analytical method validation (except for those agreed upon in the Product Development Plan) and process validation are explicitly excluded from this Product Development Plan.  If, following the Supplement Effective Date, any such activities are required for Development of the New Collaboration Compound, both Parties shall negotiate to determine the timing and cost responsibilities in respect thereof.

b. Clinical/Commercial Responsibility.  Clinical and Commercial responsibilities shall follow the terms of the Collaboration Agreement, with each Party being responsible at its sole expense for conducting all Clinical Development, Regulatory Filings, Regulatory Approvals and all Commercialization of the New Collaboration Compound in its respective Territory.

3.	Manufacturing Terms and Conditions for BOW070

a. Preferred Supplier.  As per the Collaboration Agreement, Livzon may be a Preferred Supplier of the New Collaboration Compound of clinical and commercial supply subject to meeting quality requirements set forth in product specifications, and cGMP compliance of the destination countries. If Livzon satisfies the above mentioned requirements for the New Collaboration Compound, then the following terms shall be included in the related Commercial Supply Agreement:

i.Commercial Supply Price:  [***]; and

ii.Minimum Supply Commitment:  [***];.

;  provided that such Preferred Supplier status will not extend beyond the Minimum Supply Commitment unless the Parties agree on Livzon’s satisfaction of all of the Preferred Supplier requirements set forth in Section 5.2 of the Collaboration Agreement.

b. Quality Audits.  Within 90 days of the Supplement Effective Date, an initial GMP audit shall be conducted by an auditor with EU / FDA experience to determine the current GMP status of Livzon’s facilities under Global Standards.  Livzon, at its sole expense, shall follow any gap analysis as a result of the audit to achieve such GMP standards in the timeline agreed by the Parties.  Prior to GMP manufacturing of the New Collaboration Compound, a second GMP audit shall be conducted to confirm Livzon’s reasonable satisfaction of such cGMP standards at its facilities.  Qualified auditors shall be mutually selected by both Parties. The cost for the GMP audits shall be split 2/3 (Epirus) : 1/3 (Livzon).

4.	Financial Terms for BOW070

a. Product Development Payment.    Epirus shall pay Livzon an aggregate of US$4,500,000 as full consideration to carry out the following activities, inclusive of materials (except sufficient lots of innovator’s reference product, [***]) (the “Pre-Clinical Development Expenses”): the innovator analysis, drug substance process development, characterization work, bioassay, formulation development, [***], and one batch of GMP drug substance material suitable for global Clinical Trial, as further set forth in the Product Development Plan.  Epirus shall not be obligated to pay for additional Clinical Supply cost beyond what is already included in the US$4,500,000 payment referred to above.  The Pre-Clinical Development Expenses shall be paid by Epirus to Livzon in the following milestone payments within ten (10) days after the date of achievement of the relevant milestones as set forth in the table below:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Milestone	Payment
Execution of this Supplement	$1,500,000
[***]	$1,000,000
[***]	$1,000,000
[***]	$1,000,000

b. Royalty payments. Royalties payable by each Party in its respective Territory shall be based on “Gross Margin” (as defined below) in the following amounts:

i.For Livzon, a 4% royalty against Gross Margin, payable to Epirus; and

ii.For Epirus, a 2% royalty against Gross Margin, payable to Livzon if Epirus elects to have Livzon manufacture Commercial supply, 3%, if Epirus does not elect to have Livzon manufacture Commercial supply.

As used herein, “Gross Margin” shall mean Net Sales minus the Product supply price.  Notwithstanding the foregoing, royalty obligations will not commence until the Product has Commercially launched in each Party’s Territory.

5. Further Assurances; Full Effect of Collaboration Agreement. Each Party shall perform all further acts and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Supplement. With the exception of those sections of the Collaboration Agreement that are supplemented by this Supplement, the remainder of the Collaboration Agreement shall remain in full force and effect as provided therein, and shall apply to BOW070 as a New Collaboration Compound for all purposes thereunder.

6. Counterparts; Facsimile Execution. This Supplement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Supplement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

7. Language.  The official text of this Agreement is in the English language. Without limiting the foregoing, in the event of any conflict or inconsistency between the English text of this Agreement and any text or version of this Agreement in another language, the English text of this Agreement will prevail.

[Signature Page Follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the Parties have as of the Supplement Effective Date duly executed this Supplement.

Epirus Switzerland GmbH		Livzon Mabpharm Inc.

By:	/s/ Amit Munshi	By:	/s/ Daotian Fu
Name:	Amit Munshi	Name:	Daotian Fu
Title:	Managing Director	Title:	General Manager

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

CMC Development Plan

For Biosimilar Tocilizumab (BOW 070/LZM 008)

Summary

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.